Exhibit 5.2

WILLIAM J. CAMPBELL

wcampbell@faegre.com

303.607.3630

May 18, 2006

ACT Teleconferencing, Inc.

1526 Cole Boulevard, Suite 300

Golden, CO 80401

Re:	Selling Shareholders’ Registration
Form S-1, Amendment No. 3 to Form S-1

Ladies and Gentlemen:

You have requested our opinion as counsel for ACT Teleconferencing, Inc., a Colorado corporation (“ACT”), in connection with your registration statement on Form S-1, which is Amendment No. 2 to Registration No. 333-119473 filed on Form S-3 and other resale registration statements identified in the Amendment, under the Securities Act of 1933, as amended, and the rules and regulations promulgated under the Securities Act, for an offering by certain selling shareholders of an aggregate of 3,887,084 shares of ACT common stock, no par value. Of the shares to be offered, 2,198,369 shares underlie warrants held by the selling shareholders, as identified in the Amendment and will not be issued until and unless the warrants are exercised.

We have examined ACT’s Form S-3/A filed with the Securities and Exchange Commission on October 20, 2004 and Amendment No. 2 to be filed on or about May 10, 2006. We have also examined the amended and restated articles of incorporation of ACT as on file with the Secretary of State of the State of Colorado, the amended and restated bylaws and the minute book of ACT, various exhibits filed in connection with the registration statement, and other documents as we have deemed necessary to provide a basis for the opinion expressed in this letter. We have also consulted with authorized representatives of ACT to clarify, confirm, or supplement the foregoing documentation.

Based on the foregoing, it is our opinion that the shares of ACT common stock to be sold by the selling shareholders are legally and validly issued and fully paid and non-assessable; and the shares of common stock underlying the warrants held by the selling shareholders, when issued upon the exercise of warrants as contemplated in the registration statement, will be legally and validly issued and fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the registration statement and consent to the use of our name under the caption “Legal Matters” in the prospectus.

Very truly yours,

/s/ William J. Campbell

William J. Campbell